Mail to: PO Box 308, Trenton, NJ 08646

STATE OF NEW JERSEY
DIVISION OF REVENUE

Overnight to: 33 West State St. 5th Floor

DP

FILED
APR 14 2009
STATE TREASURER

"FEE REQUIRED" **PUBLIC RECORDS FILING FOR NEW BUSINESS**

Fill out all information below INCLUDING INFORMATION FOR ITEM 11, and sign in the ... this form constitutes your original certificate of incorporation/formation/registration/authority ... form is considered public. Refer to the instructions for delivery/return options, filing fees and ... remit the appropriate fee amount. Use attachments if more space is required for any field, or if y...

1. Business Name: New Jersey Imaging Partners, Inc.

0101000495

2. Type of Business Entity: D P
(See Instructions for Codes, Page 21, Item 2)

3. Business Purpose: medical imaging practice management
(See Instructions, Page 22, Item 3)

4. Stock (Domestic Corporations only; LLCs and Non-Profit leave blank): 100,000

5. Duration (If Indefinite or Perpetual, leave blank):

6. State of Formation/Incorporation (Foreign Entities Only):

7. Date of Formation/Incorporation (Foreign Entities Only):

8. Contact Information:
Registered Agent Name: Paracorp Incorporated

Registered Office:
(Must be a New Jersey street address)
Street 209 W. State Street
City Trenton Zip 08608

Main Business or Principal Business Address:
Street 1510 Cotner Avenue
City Los Angeles State CA Zip 90025

9. Management (Domestic Corporations and Limited Partnerships Only)
- For-Profit and Professional Corporations list initial Board of Directors, minimum of 1;
- Domestic Non-Profits list Board of Trustees, minimum of 3;
- Limited Partnerships list all General Partners.

Name	Street Address	City	State	Zip
Howard G. Berger, M.D.	1510 Cotner Ave.	Los Angeles	CA	90025

The signatures below certify that the business entity has complied with all applicable filing requirements pursuant to the laws of the State of New Jersey.

10. Incorporators (Domestic Corporations Only, minimum of 1)

Name	Street Address	City	State	Zip
Jeffrey Linden	1510 Cotner Ave.	Los Angeles	CA	90025

Signature(s) for the Public Record (See instructions for Information on Signature Requirements)

Signature	Name	Title	Date
[signature]	Jeffrey L. Linden	Vice President	4/10/09

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